EXHIBIT 99

CERTIFICATION OF PERIODIC REPORT

Each of the undersigned, in his capacity as an officer of Central Garden & Pet Company (the “Company”), hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Annual Report on Form 11-K for the Central Garden & Pet Company 401(k) Plan for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits of the Central Garden & Pet Company 401(k) Plan as of December 31, 2002 and 2001 and the related statement of changes in net assets available for benefits for the year ended December 31, 2002.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K.

Dated: June 30, 2003

/s/ GLENN W. NOVOTNY
Glenn W. Novotny President and Chief Executive Officer

/s/ STUART W. BOOTH
Stuart W. Booth Vice President and Chief Financial Officer

A signed original of this written statement required by § 906 has been provided to Central Garden & Pet Company and will be retained by Central Garden & Pet Company and furnished to the Securities and Exchange Commission or its staff upon request.